FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                    EVERGREEN UTILITIES AND HIGH INCOME FUND
             (Exact name of registrant as specified in its charter)

   Delaware   36-4548459                    36-4548459
   (State of incorporation)                 (I.R.S. Employer Identification No.)

200 Berkeley Street
Boston, Massachusetts                        02116-5034
(Address of principal executive offices)     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered

Common Shares (no par value)                    American Stock Exchange


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]


Securities  Act  registration  statement file number to which this form relates:
333-112631  Securities  to be  registered  pursuant to Section 12(g) of the Act:
None




                 Information required in registration statement

Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference to Registrant's Registration Statement on Form N-2, filed on February 9, 2004 (File No. 333-112631); to Pre-Effective Amendment No. 1 to such Registration Statement on Form N-2, filed on March 22, 2004; and to Pre-Effective Amendment No. 2 to such Registration Statement on Form N-2, filed on April 19, 2004.

Item 2. Exhibits.

                None
                                                               Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the Boston, the Commonwealth of Massachusetts on the 22nd day of April, 2004.


                           EVERGREEN UTILITIES AND HIGH INCOME FUND


                           By:   /s/ Carol A. Kosel

                                 Carol A. Kosel
                                 Treasurer
                                    (Principal Financial and Accounting Officer)